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                                                                Exhibit 23.2



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the use of our report and to all references to our firm included in this DAKA International, Inc. Registration Statement on Form S-4 pertaining to DAKA International, Inc.'s merger with Champps Entertainment, Inc.



                                   /s/ Arthur Andersen LLP


Minneapolis, Minnesota
  December 28, 1995